UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

LiveXLive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

Effective as of July 25, 2018 (the “Effective Date”), the Board of Directors (the “Board”) of LiveXLive Media, Inc., a Delaware corporation (the “Company”), dismissed Weinberg & Company, P.A. (“Weinberg”) as the Company’s independent registered public accounting firm and engaged BDO USA, LLP to serve as the Company’s new independent registered public accounting firm effective as of the same date. The change of independent registered public accounting firms was made to more closely match the Company’s evolving business and not due to any disagreements with Weinberg. The decision to change principal accountants was also approved by the audit committee of the Board effective as of the same date.

Neither of Weinberg’s reports on the Company’s financial statements for each of the last two fiscal years ended March 31, 2018 and 2017 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that Weinberg’s report for the Company’s financial statements for the fiscal year ended March 31, 2017 contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended March 31, 2018 and 2017 and any subsequent interim period through the Effective Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the subject matter of the disagreements in their reports on the Company’s financial statements, and (ii) no reportable events (as described in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K).

The Company previously provided Weinberg with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Form 8-K”), and has requested that Weinberg furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the above statements. A copy of the requested letter received from Weinberg, dated July 25, 2018, stating that they agree is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective as of the Effective Date, the Board approved the engagement of BDO USA, LLP (“BDO”) to serve as the Company’s new independent registered public accounting firm effective as of the same date. The decision to engage BDO was also approved by the audit committee of the Board effective as of the same date.

During the two most recent fiscal years ended March 31, 2018 and 2017 and any subsequent interim period through the Effective Date, neither the Company nor anyone on its behalf consulted with BDO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by BDO, and neither a written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Company and its former independent registered public accounting firm, Weinberg.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from Weinberg & Company, P.A., dated as of July 25, 2018, addressed to the U.S. Securities and Exchange Commission (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

	By:	/s/ Robert S. Ellin
Date: July 26, 2018	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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